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                                                                 Exhibit 23.3


                      CONSENT OF INDEPENDENT ACCOUNTANTS


        We consent to the incorporation by reference in this Registration Statement on Form S-8 of Keystone Financial, Inc. of our report dated January 14, 1994, except for Note 13 as to which the date is January 18, 1994, on our audits of the consolidated financial statements of The Frankford Corporation and subsidiaries for the year ended December 31, 1993, which report is included in the Annual Report on Form 10-K of Keystone Financial, Inc. for the year ended December 31, 1995.

                                              /s/ Coopers & Lybrand L.L.P.

                                              COOPERS & LYBRAND L.L.P.

  2400 Eleven Penn Center
  Philadelphia, Pennsylvania
  March 22, 1996